A special meeting of each fund's shareholders was held on June 18, 2013. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
Ned C. Lautenbach
Affirmative	2,198,660,066.13	95.750
Withheld	97,591,697.03	4.250
TOTAL	2,296,251,763.16	100.000
Ronald P. O'Hanley
Affirmative	2,202,691,976.72	95.926
Withheld	93,559,786.44	4.074
TOTAL	2,296,251,763.16	100.000
David A. Rosow
Affirmative	2,198,765,612.76	95.755
Withheld	97,486,150.40	4.245
TOTAL	2,296,251,763.16	100.000
Garnett A. Smith
Affirmative	2,201,945,782.92	95.894
Withheld	94,305,980.24	4.106
TOTAL	2,296,251,763.16	100.000
William S. Stavropoulos
Affirmative	2,196,127,224.90	95.640
Withheld	100,124,538.26	4.360
TOTAL	2,296,251,763.16	100.000
Michael E. Wiley
Affirmative	2,201,986,460.61	95.895
Withheld	94,265,302.55	4.105
TOTAL	2,296,251,763.16	100.000
PROPOSAL 2
To approve a management contract between Fidelity Advisor Biotechnology Fund and Fidelity SelectCo, LLC.
Affirmative	137,116,305.19	73.359
Against	6,359,191.13	3.403
Abstain	7,177,117.61	3.839
Broker Non-Votes	36,260,149.42	19.399
TOTAL	186,912,763.35	100.000
PROPOSAL 2
To approve a management contract between Fidelity Advisor Communications Equipment Fund and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	5,233,693.93	72.464
Against	34,215.90	0.474
Abstain	833,046.86	11.534
Broker Non-Votes	1,121,564.98	15.528
TOTAL	7,222,521.67	100.000
PROPOSAL 2
To approve a management contract between Fidelity Advisor Consumer Discretionary Fund and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	33,211,831.52	75.349
Against	776,267.96	1.761
Abstain	2,119,724.81	4.809
Broker Non-Votes	7,970,040.80	18.081
TOTAL	44,077,865.09	100.000
PROPOSAL 2
To approve a management contract between Fidelity Advisor Electronics Fund and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	6,301,924.59	74.665
Against	207,963.13	2.464
Abstain	701,419.52	8.310
Broker Non-Votes	1,229,019.77	14.561
TOTAL	8,440,327.01	100.000
PROPOSAL 2
To approve a management contract between Fidelity Advisor Energy Fund and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	275,558,564.89	70.351
Against	13,248,744.01	3.383
Abstain	18,657,642.59	4.763
Broker Non-Votes	84,229,792.26	21.503
TOTAL	391,694,743.75	100.000
PROPOSAL 2
To approve a management contract between Fidelity Advisor Financial Services Fund and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	51,207,192.54	69.108
Against	3,941,419.25	5.320
Abstain	3,198,203.57	4.316
Broker Non-Votes	15,750,658.72	21.256
TOTAL	74,097,474.08	100.000
PROPOSAL 2
To approve a management contract between Fidelity Advisor Health Care Fund and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	223,297,798.07	70.835
Against	12,190,538.03	3.868
Abstain	16,814,461.94	5.333
Broker Non-Votes	62,934,963.61	19.964
TOTAL	315,237,761.65	100.000
PROPOSAL 2
To approve a management contract between Fidelity Advisor Industrials Fund and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	184,060,135.52	70.555
Against	9,949,332.48	3.814
Abstain	11,643,900.90	4.463
Broker Non-Votes	55,223,136.22	21.168
TOTAL	260,876,505.12	100.000
PROPOSAL 2
To approve a management contract between Fidelity Advisor Technology Fund and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	321,976,700.64	71.695
Against	19,581,003.61	4.361
Abstain	27,788,990.72	6.187
Broker Non-Votes	79,749,011.61	17.757
TOTAL	449,095,706.58	100.000
PROPOSAL 2
To approve a management contract between Fidelity Advisor Utilities Fund and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	94,643,508.86	71.936
Against	5,510,188.26	4.188
Abstain	6,002,394.12	4.562
Broker Non-Votes	25,411,787.41	19.314
TOTAL	131,567,878.65	100.000
A Denotes trust-wide proposal and voting results.